Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26049) of Corning Incorporated of our report dated June 22, 2004 relating to the financial statements of the Corning Incorporated Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York

June 28, 2004